Exhibit 99.1

OMNIQ Receives $7.8 Million Purchase Order From Leading U.S. Food Distributor

●	OMNIQ has now received over $13 million in orders from the same leading Food Distributor since February 2021

●	Customer with annual revenue of over $11 billion delivers products to more than 100,000 customers in North America.

●	OMNIQ to provide IoT advanced solutions for customer’s distribution centers in the US and Canada.

●	Contract includes Technical Support Services and device management software.

SALT LAKE CITY, Utah, October 22, 2021—OMNIQ Corp (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, announced today that it has received approximately a $7.8 million purchase agreement from one of the largest food distributors in the U.S. and North America for the supply of mobile computerized IoT equipment designed to collect, identify, track and trace assets as well as share and connect as part of the supply chain system of the customer. Since February 2021, omniQ has now received over $13 million in orders from the same leading food distributor.

The new project will roll out across distribution centers in the US and Canada, starting in December and continuing into the first half of 2022

OMINQ’s multi-billion-dollar loyal customer continues to invest in automation and efficiencies implementing newest technologies in the supply chain operations as food distribution requires the highest standards of freshness, accuracy and care. The distinctive customer supplies food and related products to more than 100,000 customers including Healthcare entities, educational facilities, restaurants, hotels, convenience stores, cruise ships, amusement parks, stadiums, recreation centers and more.

Shai Lustgarten, President & CEO at Quest, commented, “This $7.8 million new order follows a $6.1 million contract we received in Q1 2021 from the same customer. Repeat business is a strong vote of confidence in OmniQ’s total IoT solutions, demonstrates the strength of our customer base and the advantages of our business model. The greater scope of this new project is also a terrific example of how we grow “deeper and wider” with our customers. Pursuant to this contract, we took complete responsibility over every aspect of the project: depot management, support, even the warranty, together with new device analytics management software.”

Mr. Lustgarten added, “Our portfolio of mobility products, ranging from voice-picking headsets to barcode scanners, enables smarter decision-making through effective data collection and analysis. We look forward to continuing our relationship with top tier customers like this one and many others, as we strengthen our offering with advanced AI-based technologies and machine-vision solutions.”

About omniQ Corp.

omniQ Corp. (NASDAQ: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

omniQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

omniQ recently announced the closing of its acquisition of 51% of the capital stock of Dangot Computers Ltd (Dangot). omniQ has an option to purchase the remaining 49% of the capital stock. Dangot is an Israeli based leader in providing innovative technologies including: frictionless automated order processing & digital payment processing products for the retail, fast food and parking markets; integrated work stations for physicians, drug delivery and blood tests; robotics for smart warehouses; point of sales, self-check in management, and other state of the art solutions.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in omniQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting omniQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. omniQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com